Exhibit 10.2

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the “Fourth Amendment”) made and entered into as of the 11th day of June 2004 by and between THE FUND IX, FUND X, FUND XI and REIT JOINT VENTURE, a Georgia general partnership (hereinafter referred to as “Landlord”) and ALSTOM POWER INC., a Delaware corporation (hereinafter referred to as “Tenant”).

WI T N E S S E T H:

WHEREAS, Wells Real Estate Fund IX, L.P. and ABB Flakt, Inc. entered into that certain Lease Agreement dated December 10, 1996, as amended by First Amendment to Lease Agreement dated as of October 22, 1999, as amended by Second Amendment to Lease Agreement dated November 23, 1999, and as amended by Third Amendment to Lease Agreement dated May 19, 2000 (and letter agreement related thereto dated August 7, 2000) (collectively, the “Lease”) relating to premises in a building located at 1409 Centerpoint Boulevard, Knoxville, Tennessee 37932; and

WHEREAS, Landlord is the successor to Wells Real Estate Fund IX, L.P. as “Landlord” under the Lease; and

WHEREAS, Tenant is the successor to ABB Flakt, Inc. as “Tenant” under the Lease; and

WHEREAS, Landlord and Tenant desire to withdraw and cancel the Notice of Termination dated December 29, 2003, given by Tenant to Landlord under the Lease (“Notice of Termination”) and to reinstate, amend and restate the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows.

1. Reinstatement of Lease; Withdrawal of Notices; and Restatement of Lease. Landlord and Tenant hereby covenant and agree that, effective as of the date hereof, the Lease is hereby reinstated in its entirety and by this reference is restated in its entirety, incorporated herein and made a part hereof. Landlord and Tenant hereby further covenant and agree that, contemporaneously with the foregoing reinstatement and restatement of the Lease, the Notice of Termination is hereby withdrawn, revoked, cancelled and rendered null, void and of no further force or effect.

2. Defined Terms. The terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings given to such terms and words of art in the Lease.

3. Rentable Area. Landlord and Tenant stipulate, acknowledge and agree that as of the date hereof, and at all times since July 1, 2000, the Rentable Floor Area of the Demised Premises is and has been 84,404 square feet and the Rentable Floor Area of the Building is and has been 84,404 square feet. Accordingly, Landlord and Tenant further stipulate, acknowledge and agree that, as of the date hereof, and at all times since July 1, 2000, the Tenant’s Share is and has been 100%.

4. Term. The Lease is hereby modified and amended so that the Lease Term shall end, unless extended or sooner terminated as provided in the Lease as from time to time modified (including but not limited to as modified by this Fourth Amendment), on October 31, 2014.

5. Base Rental Rate. The “Base Rental Rate” for the period commencing on July 1, 2004, shall be as follows:

Period	Base Rental Rate per square foot of Rentable Floor Area of the Demised Premises
July 1, 2004, through June 30, 2005	$16.50
July 1, 2005, through June 30, 2006	$17.00
July 1, 2006, through June 30, 2007	$17.50
July 1, 2007, through June 30, 2008	$18.03
July 1, 2008, through June 30, 2009	$18.57
July 1, 2009, through June 30, 2010	$19.13
July 1, 2010, through June 30, 2011	$19.70
July 1, 2011, through June 30, 2012	$20.29
July 1, 2012, through June 30, 2013	$20.90
July 1, 2013, through June 30, 2014	$21.53
July 1, 2014, through October 31, 2014	$22.18

6. Base Rental. Article 6 of the Lease is hereby modified and amended by adding the following at the end thereof:

Notwithstanding the foregoing to the contrary, from and after July 1, 2004, (a) Tenant shall pay to Landlord Base Rental for each Annual Period equal to the Base Rental Rate for such Annual Period multiplied by the Rentable Floor Area of the Demised Premises, and (b) Tenant shall pay to Landlord Base Rental for the period July 1, 2014, through October 31, 2014, in equal monthly installments equal to one twelfth of the Base Rental Rate for such period multiplied by the Rentable Floor Area of the Demised Premises. As used in this Lease, the term “Annual Period” shall mean the twelve month period commencing on July 1, 2004, and each successive twelve month period thereafter during the Lease Term.

7. Additional Rental. The provisions of Article 7 of the Lease prior to the modifications contained in this Fourth Amendment shall apply to the portion of the Lease Term ending on June 30, 2004. Article 7 of the Lease as applied to the portion of the Lease Term commencing on July 1, 2004, is hereby modified and amended as follows:

Article 7(a) of the Lease is hereby modified by adding the following at the end thereof: “Landlord and Tenant acknowledge and agree that for the portion of the Lease Term commencing on July 1, 2004, and ending on December 31, 2004, “Tenant’s Forecast Additional Rental” shall be zero. At any time on or after November 1, 2004, Landlord may give Tenant a statement of Tenant’s Forecast Additional Rental for the calendar year 2005.”

Article 7(b) of the Lease is hereby modified by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following: “For purposes of this Lease, “Tenant’s Additional Rental” shall mean for each calendar year (or portion thereof) Tenant’s Share of the Excess Operating Expenses (defined below) for such calendar year (or portion thereof). “Excess Operating Expenses” shall mean, with respect to a full calendar year, the amount, if any, by which the Operating Expenses (defined below) for such calendar year exceed the Operating Expenses for the calendar year 2004. “Excess Operating Expenses” shall mean, with respect to any partial calendar year, the amount, if any, by which the Operating Expenses (defined below) for such partial calendar year exceed that amount equal to the result of multiplying the Operating Expenses for the calendar year 2004 by a fraction, the numerator of which is the number of days within such partial calendar year, and the denominator of which is the number of days (365 or 366) in the entire calendar year.”

8. Rent Abatement. Provided and on the condition that on July 1, 2004, no default and no event of default by Tenant then exists under the Lease as modified by this Fourth Amendment, no Base Rental and no Tenant’s Additional Rental and no Tenant’s Forecast Additional Rental shall be due or payable for or with respect to the period of the Lease Term from July 1, 2004, through and including October 31, 2004.

9. Tenant Allowance. Landlord shall provide Tenant with an allowance (the “Tenant Allowance”) in the amount of $245,000.00 to reimburse Tenant for costs incurred by Tenant (not in excess of $245,000.00) for the construction of additional improvements in the Premises (including design fees and construction costs), and for cabling and furniture installed in the Premises. The Tenant Allowance shall be paid in accordance with Schedule ”A” attached hereto and by reference made a part hereof.

10. Extension Option. Special Stipulation 1(a) on Exhibit ”F” to the Lease is hereby modified and amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof: “Tenant is hereby granted options to extend the Lease Term for two (2) successive additional periods of five (5) years each (each such additional period being herein referred to as an “Extended Term”) by giving written notice of such extension to Landlord at least twelve (12) months prior to the expiration of the initial Lease Term or the then current Extended Term, as the case may be.” References in Special Stipulation 1 to the “initial Lease Term” and words of similar import shall be deemed to be references to the Lease Term commencing on the date of the Lease and ending on October 31, 2014.

11. Special Stipulations. Special Stipulations 2, 7, and 8 on Exhibit ”F” to the Lease are hereby deleted in their entirety.

12. Option to Terminate. Tenant is hereby granted a one time option to terminate the Lease (as from time to time modified, including but not limited to as modified by this Fourth Amendment) as of June 30, 2012. In order to exercise such option to terminate, Tenant must give written notice to Landlord, on or before June 30, 2011, of the exercise by Tenant of such option to terminate (upon the giving of such notice the Lease Term shall be deemed to end on June 30, 2012), and such notice shall constitute the agreement by Tenant to pay to Landlord, in immediately available funds, on or before April 1, 2012, an amount equal to the Termination Payment (as hereinafter defined). All Rent shall be accounted for as of the termination date. Tenant shall have the right to exercise this option to terminate provided that on the date of such exercise no default and no event of default then exists. In the event Tenant gives such notice of termination, Tenant shall deliver to Landlord, on or before April 1, 2012, a termination fee (which shall be in addition to and not in lieu of any Rent payable under the Lease (as from time to time modified, including but not limited to as modified by this Fourth Amendment) through the end of the Lease Term as shortened by Tenant’s election of such option to terminate) in an amount equal to the “Termination Payment” which is the sum of the following:

(a) $1,090,895.28, plus

(b) An amount equal to six times the monthly installment of Tenant’s Forecast Additional Rent for the calendar year 2012.

13. Assignment. (a) The following sentence is hereby deleted in its entirety from Article 20 of the Lease: “Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease (when Landlord’s consent is required), or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be retained by Tenant and Landlord shall have no right or claim thereto as against Tenant.”

(b) If Tenant shall assign the Lease as from time to time modified (including but not limited to as modified by this Fourth Amendment) or sublet the Premises, or any part thereof, at a rental or for other consideration (after deducting therefrom the reasonable leasing commissions, tenant improvement allowances, rent abatements and marketing costs incurred by Tenant) in excess of the Rent (and other charges and sums) or pro-rata portion thereof due and payable by Tenant under the Lease as so modified, then Tenant shall pay to Landlord as additional Rent fifty percent (50%) of any such excess rent or other consideration (after deducting therefrom the reasonable leasing commissions, tenant improvement allowances, rent abatements and marketing costs incurred by Tenant) immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, fifty percent (50%) of the excess of all rent and other consideration (after deducting therefrom the reasonable leasing commissions, tenant improvement allowances, rent abatements and marketing costs incurred by Tenant) paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of the Lease as so modified for said month (or if only a portion of the Premises is being sublet, fifty percent (50%) of the excess of all rent and other consideration (after deducting therefrom the reasonable leasing commissions, tenant improvement allowances, rent abatements and marketing costs incurred by Tenant) due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of the Lease as so modified for said month which is allocable on a Rentable Floor Area basis to the space sublet), and (ii) immediately upon the receipt thereof, fifty percent (50%) of any other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign the Lease as so modified or sublet the Premises or any part thereof at a rental less than that provided for in the Lease as so modified.

14. Letter of Credit. Article 39 of the Lease is hereby deleted in its entirety and Article 39 on Schedule ”B” attached hereto and by reference made a part hereof is inserted in lieu thereof.

15. Broker. Tenant represents and warrants to Landlord that (except for Newmark Southern Region, LLC) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Fourth Amendment and that (except with respect to Newmark Southern Region, LLC) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Fourth Amendment made by any broker, agent or finder (other than Newmark Southern Region, LLC) claiming to have dealt with Tenant. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Tennessee law. Landlord will pay Newmark Southern Region, LLC a commission (the “Newmark Commission”) of $5.00 multiplied by the number of square feet of Rentable Floor Area of the Premises for their services with respect to this Fourth Amendment as set forth in a separate agreement between Landlord and Newmark Southern Region, LLC. Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgement, cost or expense, (including reasonable attorney’s fees and court costs) suffered or incurred by Tenant as a result of Landlord’s failure to pay the Newmark Commission to Newmark Southern Region, LLC or as a result of Landlord’s failure to pay commissions, fees or compensation due to any broker who represented Landlord, whether or not disclosed, with respect to this Fourth Amendment.

16. Ratification. Except as expressly modified and amended herein, the Lease shall remain in full force and effect and, as modified and amended herein, is expressly ratified and confirmed by the parties hereto. In the event of any conflict or inconsistency between the terms and conditions of this Fourth Amendment and of the Lease, the terms and conditions of this Fourth Amendment shall govern and control.

17. Binding Effect. This Fourth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. This Fourth Amendment shall be governed by and construed under the laws of the State of Tennessee. This Fourth Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The executed signature pages of any counterpart hereof may be appended or attached to any other counterpart hereof; and, provided that all parties hereto shall have executed a counterpart hereof, this Fourth Amendment shall be valid and binding upon the parties notwithstanding the fact that the execution of all parties may not be reflected upon any one single counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be signed and their respective seals to be hereunto duly affixed as of the day, month and year first above written.

“TENANT”

ALSTOM POWER INC., a Delaware corporation

By:
Name:
Title:

Attest:
Name:
Title:
(CORPORATE SEAL)

Signatures Continue on Following Page

Continuation of Signature Page of Fourth Amendment to Lease Agreement

“LANDLORD”
THE FUND IX, FUND X, FUND XI and REIT JOINT VENTURE

By:	Wells Real Estate Fund IX, L.P., a
Georgia limited partnership
	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

By:	Wells Real Estate Fund X, L.P., a
Georgia limited partnership
	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

By:	Wells Real Estate Fund XI, L.P., a
Georgia limited partnership
	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

By:	Wells Operating Partnership, L.P., a
Delaware limited partnership
	By:	Wells Real Estate Investment Trust, Inc., a Maryland corporation, general partner

By:
Name:
Title:
(CORPORATE SEAL)